                               UNITED AUTO GROUP, INC.
                                   PROMISSORY NOTE

$726,619                                                   Little Rock, Arkansas

                                                                  August 1, 1995

         FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, United Auto Group, Inc., a Delaware corporation ("UAG"), hereby promises to pay to Steve Landers and John Landers (collectively, the "Landers"), having an address at c/o Steve Landers, 3316 Highway 5, Benton, Arkansas 72015, at such address or at such other place as may be designated in writing by the holders of this Note, the principal sum of $726,619 bearing interest at the rate of 8% per annum and payable in thirty-six (36) equal installments of principal and interest of $22,770 on the last day of each month commencing with the last day of the month immediately following the date hereof until the third anniversary of such date.

         This Note is issued pursuant to the Amended and Restated Stock
Purchase Agreement, dated as of July 1, 1995, among UAG, the Landers and certain other parties named therein (the "Purchase Agreement"), and is subject to the provisions, terms and conditions of the Purchase Agreement as well as the provisions, terms and conditions contained herein.

         This Note is non-negotiable and may not be transferred, assigned, pledged or otherwise disposed of or encumbered by the Landers without the prior written consent of UAG.

         In addition to and not in limitation of all rights of set-off that Landers Auto or UAG may have under applicable law, any amounts claimed by Landers Auto or UAG to be owed by the Landers to Landers Auto or UAG (or any affiliate of Landers Auto or UAG) under the Purchase Agreement or the Documents (as defined in the Purchase Agreement) or any other liability of the Landers (or any affiliate of the Landers) to Landers Auto or UAG (or any affiliate of Landers Auto or UAG) may be recovered by Landers Auto or UAG by a set-off against any amounts due to the Landers under this Note.

         This Note shall be governed by and construed and enforced in accordance with the laws of the State of Arkansas.

                             UNITED AUTO GROUP, INC.


                             By: /s/Carl Spielvogel
                                 -------------------------------
                                 Name:   Carl Spielvogel
                                 Title:  Chairman and
                                         Chief Executive Officer